Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS FOURTH QUARTER EARNINGS OF $505 MILLION OR $0.42 PER SHARE INCLUDING:

—	RESTRUCTURING CHARGES RELATED TO EFFICIENCY INITIATIVES OF $0.06 PER SHARE

—	NONINTEREST EXPENSES INCREASED 2% COMPARED WITH THIRD QUARTER 2011
—	DECREASED 3% EXCLUDING RESTRUCTURING CHARGES AND M&I EXPENSES

—	GENERATED $571 MILLION OF BASEL I TIER 1 COMMON EQUITY IN FOURTH QUARTER 2011
—	BASEL I TIER 1 COMMON EQUITY RATIO 13.4%, UP 90 BASIS POINTS SEQUENTIALLY
—	RETURN ON TANGIBLE COMMON EQUITY 20% EXCLUDING RESTRUCTURING CHARGES AND M&I EXPENSES

—	ESTIMATED BASEL III TIER 1 COMMON EQUITY RATIO 7.1%, UP 60 BASIS POINTS SEQUENTIALLY

NEW YORK, Jan. 18, 2012 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported fourth quarter net income applicable to common shareholders of $505 million, or $0.42 per common share, compared with $679 million, or $0.54 per common share, in the fourth quarter of 2010 and $651 million, or $0.53 per common share, in the third quarter of 2011.

“I am pleased with the meaningful progress we made in improving our capital position and reducing operating expenses. Our Basel III Tier 1 common equity ratio was 7.1% at the end of the quarter, and we continued to generate strong returns on tangible common equity. It was a challenging revenue quarter, as general uncertainty in the financial markets resulted in lower-than-normal levels of client activity. Our results were also impacted by seasonality in our Depositary Receipts business. We remained focused on driving our operational excellence initiatives and managing our expense base lower to offset weak market conditions,” said Gerald L. Hassell, chairman, president and chief executive officer of BNY Mellon.

“I want to thank our 49,000 professionals across the company for their continued commitment to improve our results and help our clients succeed in a difficult global economy,” said Mr. Hassell.

Net income applicable to common shareholders totaled $2.516 billion, or $2.03 per common share, for the full-year 2011 compared with $2.518 billion, or $2.05 per common share, for the full-year 2010.

Note:	See Supplemental information regarding Non-GAAP measures on pages 9 through 13 for the Tier 1 common equity generated in 4Q11, the Basel I Tier 1 common equity ratio, the estimated Basel III Tier 1 common equity ratio and return on tangible common equity excluding restructuring charges and M&I expenses.

Fourth Quarter Results - Unless otherwise noted, all comments begin with the results of the fourth quarter of 2011 and are compared to the fourth quarter of 2010. The fourth quarter 2010 information is reported on a continuing operations basis and sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

Reconciliation of total revenue				4Q11 vs.
(dollars in millions)	4Q11	3Q11	4Q10	4Q10	3Q11

Fee and other revenue – GAAP	$2,765	$2,887	$2,972
Less: Net securities gains (losses)	(3)	(2)	1

Total fee revenue – GAAP	2,768	2,889	2,971	(7)%	(4)%
Income of consolidated investment management funds, net of noncontrolling interests (a)	23	19	45
Net interest revenue – GAAP	780	775	720	8%	1%

Total revenue excluding net securities gains (losses) – Non-GAAP	$3,571	$3,683	$3,736	(4)%	(3)%
Total revenue – GAAP	$3,540	$3,694	$3,751	(6)%	(4)%

(a)	See the Supplemental information section beginning on page 9.

•

Assets under custody and administration amounted to $25.8 trillion at Dec. 31, 2011, an increase of 3% compared with the prior year and flat sequentially. The increase compared with Dec. 31, 2010 was driven by net new business. Assets under management, excluding securities lending assets, amounted to $1.26 trillion at Dec. 31, 2011. This represents an increase of 8% compared with the prior year and 5% sequentially. The year-over-year increase primarily reflects net new business. On a sequential basis, the increase resulted from higher equity markets and net new business. Long-term inflows totaled $16 billion and short-term inflows totaled $7 billion. Long-term inflows benefited from fixed income and equity indexed products.

•

Investment services fees totaled $1.6 billion, a decrease of 8% year-over-year and 12% sequentially. Both decreases were primarily driven by seasonally lower Depositary Receipts revenue, lower volumes and higher money market fee waivers. Adjusted for the seasonal impact of Depositary Receipts revenue, investment services fees decreased 3% both year-over-year and sequentially.

•

Investment management and performance fees were $730 million, a decrease of 9% year-over-year and flat sequentially. The year-over-year decrease was driven by higher money market fee waivers, lower performance fees and weaker international equity markets, partially offset by net new business. Sequentially, higher performance fees and net new business were offset by lower revenue on equity investments and higher money market fee waivers.

•

Foreign exchange and other trading revenue totaled $228 million compared with $258 million in the fourth quarter of 2010 and $200 million in the third quarter of 2011. In the fourth quarter of 2011, foreign exchange revenue totaled $183 million, a decrease of 11% year-over-year and 17% sequentially. Both decreases resulted from lower volumes. The year-over-year decrease was partially offset by higher volatility, while sequentially, volatility decreased. Other trading revenue was $45 million in the fourth quarter of 2011 compared with revenue of $52 million in the fourth quarter of 2010 and a loss of $21 million in the third quarter of 2011. The sequential increase was primarily driven by a lower credit valuation adjustment.

•

Investment and other income totaled $146 million compared with $80 million in the prior year period and $83 million in the third quarter of 2011. The increases compared with both prior periods primarily resulted from a pre-tax gain of $98 million (after-tax gain of $4 million) on the sale of the Shareowner Services business, partially offset by a $30 million write-down of an equity investment.

•

Net interest revenue and the net interest margin (FTE) were $780 million and 1.27% compared with $775 million and 1.30% sequentially. The changes in net interest revenue and the net interest margin (FTE) were primarily driven by growth in client deposits which were placed with central banks. Average noninterest-bearing client deposits increased $3 billion, or 4%, compared with the third quarter of 2011.

The provision for credit losses was $23 million in the fourth quarter of 2011 compared with a credit of $22 million in both the fourth quarter of 2010 and the third quarter of 2011. The provision in the fourth quarter of 2011 primarily resulted from a broker-dealer customer that filed for bankruptcy in the fourth quarter of 2011.

Total noninterest expense

Reconciliation of noninterest expense				4Q11 vs.
(dollar amounts in millions)	4Q11	3Q11	4Q10	4Q10	3Q11

Noninterest expense – GAAP	$2,828	$2,771	$2,803	1%	2%
Less: Restructuring charges	107	(5)	21
M&I expenses	32	17	43

Total noninterest expense excluding restructuring charges and M&I expenses – Non-GAAP	2,689	2,759	2,739	(2)	(3)
Less: Amortization of intangible assets	106	106	115

Total noninterest expense excluding restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$2,583	$2,653	$2,624	(2)%	(3)%

—

Total noninterest expense (excluding restructuring charges, merger and integration (“M&I”) expenses and amortization of intangible assets) (Non-GAAP) decreased 2% compared with the prior year period and 3% sequentially. The year-over-year decrease reflects lower staff expense partially offset by higher litigation expense. The sequential decrease primarily resulted from lower staff expense reflecting lower incentive expense and a decline in headcount, as well as lower litigation expense and lower volume-driven expenses, partially offset by higher software and equipment, business development and professional, legal and other purchased services expenses.

-	The fourth quarter of 2011 results include a restructuring charge of $107 million, or $0.06 per diluted common share related to efficiency initiatives to transform operations, technology and corporate services.

The effective tax rate was 30.6% in the fourth quarter of 2011, compared with 27.3% on a continuing operations basis in the fourth quarter of 2010, and 29.7% in the third quarter of 2011. The effective tax rate in the fourth quarter of 2011 was negatively impacted by non-tax deductible goodwill associated with the disposition of Shareowner Services which was largely offset by a more favorable mix of foreign and domestic income.

The unrealized net of tax gain on our total investment securities portfolio was $420 million at Dec. 31, 2011 compared with $461 million at Sept. 30, 2011. The decrease in the valuation of the investment securities portfolio was driven by a lower valuation of non-agency residential mortgage-backed securities.

Capital ratios	Dec. 31, 2011 (a)	Sept. 30, 2011	Dec. 31, 2010

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)(c)	7.1%	6.5%	N/A
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	13.4	12.5	11.8%
Basel I Tier 1 capital ratio	15.0	14.0	13.4
Basel I total (Tier 1 plus Tier 2) capital ratio	17.0	16.1	16.3
Basel I leverage capital ratio	5.2	5.1	5.8
Common shareholders’ equity to total assets ratio (c)	10.3	10.5	13.1
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.4	5.9	5.8

(a)	Preliminary.
(b)	Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(c)	See the Supplemental information section beginning on page 9 for a calculation of these ratios.

N/A – Not applicable.

We generated $571 million of Basel I Tier 1 common equity in the fourth quarter of 2011, primarily driven by earnings retention.

Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) was 7.1% at Dec. 31, 2011 compared with 6.5% at Sept. 30, 2011. The improvement in the ratio was driven by lower risk-weighted assets and a reduction in goodwill and intangible assets.

Quarterly dividend – On Jan. 18, 2012, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.13 per common share. This cash dividend is payable on Feb. 7, 2012 to shareholders of record as of the close of business on Jan. 30, 2012.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, offering superior investment management and investment services through a worldwide client-focused team. It has $25.8 trillion in assets under custody and administration and $1.26 trillion in assets under management, services $11.8 trillion in outstanding debt and processes global payments averaging $1.5 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available at www.bnymellon.com and through Twitter@bnymellon.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through Dec. 31, 2011 and are available at www.bnymellon.com (Investor Relations – Financial Reports).

Conference Call Data

Gerald L. Hassell, chairman, president and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EST on Jan. 18, 2012. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (international), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EST on Jan. 18, 2012. Replays of the conference call and audio webcast will be available beginning Jan. 18, 2012 at approximately 2 p.m. EST through Wednesday, Feb. 1, 2012 by dialing (866) 490-2547 (U.S.) or (203) 369-1702 (international). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

(dollars in millions, except per common share amounts and unless otherwise noted)	Quarter ended			Year ended
	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010(a)	Dec. 31, 2011	Dec. 31, 2010(a)

Return on common equity (annualized) (b)	5.9%	7.6%	8.5%	7.5%	8.3%
Non-GAAP adjusted (b)	7.7	8.5	9.9	8.6	9.8

Return on tangible common equity (annualized) – Non-GAAP (b)	17.7%	22.1%	27.5%	22.6%	26.3%
Non-GAAP adjusted (b)	20.4	22.3	29.1	23.5	28.0

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	78%	79%	78%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$223	$233	$246	$237	$241

Percentage of non-U.S. total revenue (c)	34%	39%	38%	37%	36%

Pre-tax operating margin (b)	19%	26%	26%	25%	27%
Non-GAAP adjusted (b)	27%	29%	30%	28%	32%

Net interest margin (FTE)	1.27%	1.30%	1.54%	1.36%	1.70%

Selected average balances
Interest-earning assets	$247,732	$240,253	$187,597	$222,233	$172,792
Assets of operations	$304,235	$298,325	$241,734	$277,766	$224,484
Total assets	$316,074	$311,463	$256,409	$291,145	$237,839
Interest-bearing deposits	$130,343	$125,795	$111,776	$124,695	$104,229
Noninterest-bearing deposits	$76,309	$73,389	$39,625	$57,984	$35,208
Total The Bank of New York Mellon Corporation shareholders’ equity	$33,761	$34,008	$32,379	$33,519	$31,100

Average common shares and equivalents outstanding (in thousands):
Basic	1,204,994	1,214,126	1,232,568	1,220,804	1,212,630
Diluted	1,205,586	1,215,527	1,235,670	1,223,026	1,216,214

Period-end data
Assets under management (in billions)	$1,260	$1,198	$1,172	$1,260	$1,172
Assets under custody and administration (in trillions)	$25.8	$25.9	$25.0	$25.8	$25.0
Cross-border assets (in trillions)	$9.7	$9.6	$9.2	$9.7	$9.2
Market value of securities on loan (in billions) (d)	$269	$250	$278	$269	$278

Employees	48,700	49,600	48,000	48,700	48,000

Book value per common share – GAAP (b)	$27.62	$27.79	$26.06	$27.62	$26.06
Tangible book value per common share – Non- GAAP (b)	$10.57	$10.55	$8.91	$10.57	$8.91
Cash dividends per common share	$0.13	$0.13	$0.09	$0.48	$0.36
Dividend payout ratio	31%	25%	17%	24%	18%
Closing common stock price per common share	$19.91	$18.59	$30.20	$19.91	$30.20
Market capitalization	$24,085	$22,543	$37,494	$24,085	$37,494

(a)	Presented on a continuing operations basis.
(b)	See Supplemental information beginning on page 9 for a calculation of these ratios.
(c)	Includes fee revenue, net interest revenue and income of consolidated investment management funds, net of noncontrolling interests.
(d)	Represents the securities on loan managed by the Investment Services business.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended			Year ended
(in millions)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010(a)	Dec. 31, 2011	Dec. 31, 2010 (a)

Fee and other revenue
Investment services fees:
Asset servicing	$885	$922	$908	$3,697	$3,076
Issuer services	287	442	409	1,445	1,460
Clearing services	278	297	278	1,159	1,005
Treasury services	134	133	135	535	530

Total investment services fees	1,584	1,794	1,730	6,836	6,071
Investment management and performance fees	730	729	800	3,002	2,868
Foreign exchange and other trading revenue	228	200	258	848	886
Distribution and servicing	42	43	55	187	210
Financing-related fees	38	40	48	170	195
Investment and other income	146	83	80	455	467

Total fee revenue	2,768	2,889	2,971	11,498	10,697
Net securities gains (losses)	(3)	(2)	1	48	27

Total fee and other revenue	2,765	2,887	2,972	11,546	10,724
Operations of consolidated investment management funds
Investment income	108	169	176	670	663
Interest of investment management fund note holders	113	137	117	470	437

Income (loss) from consolidated investment management funds	(5)	32	59	200	226
Net interest revenue
Interest revenue	925	928	892	3,588	3,470
Interest expense	145	153	172	604	545

Net interest revenue	780	775	720	2,984	2,925
Provision for credit losses	23	(22)	(22)	1	11

Net interest revenue after provision for credit losses	757	797	742	2,983	2,914
Noninterest expense
Staff	1,382	1,457	1,417	5,726	5,215
Professional, legal and other purchased services	322	311	320	1,217	1,099
Software and equipment	213	193	207	815	725
Net occupancy	159	151	158	624	588
Distribution and servicing	96	100	104	416	377
Sub-custodian	62	80	70	298	247
Business development	75	57	88	261	271
Other	274	304	260	1,147	1,060

Subtotal	2,583	2,653	2,624	10,504	9,582
Amortization of intangible assets	106	106	115	428	421
Restructuring charges	107	(5)	21	89	28
Merger and integration expenses	32	17	43	91	139

Total noninterest expense	2,828	2,771	2,803	11,112	10,170

Income
Income from continuing operations before income taxes	689	945	970	3,617	3,694
Provision for income taxes	211	281	265	1,048	1,047

Net income from continuing operations	478	664	705	2,569	2,647
Discontinued operations:
Loss from discontinued operations	-	-	(18)	-	(110)
Benefit for income taxes	-	-	(7)	-	(44)

Net loss from discontinued operations	-	-	(11)	-	(66)

Net income	478	664	694	2,569	2,581
Net (income) loss attributable to noncontrolling interests (includes $28, $(13), $(14), $(50) and $(59) related to consolidated investment management funds)	27	(13)	(15)	(53)	(63)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$505	$651	$679	$2,516	$2,518

(a)	In the first quarter of 2011, BNY Mellon realigned its internal reporting structure. See our Form 10-Q for the quarter ended March 31, 2011.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement - continued

Reconciliation of net income from continuing operations to the net income applicable to the common shareholders of The Bank of New York Mellon Corporation (in millions)	Quarter ended			Year ended
	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010

Net income from continuing operations	$478	$664	$705	$2,569	$2,647
Net (income) loss attributable to noncontrolling interests	27	(13)	(15)	(53)	(63)

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	505	651	690	2,516	2,584
Net loss from discontinued operations	-	-	(11)	-	(66)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	505	651	679	2,516	2,518
Less: Earnings allocated to participating securities	6	7	6	27	23
Excess of redeemable value over the fair value of noncontrolling interests	(1)	4	-	9	-

Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per share	$500	$640	$673	$2,480	$2,495

Earnings per common share applicable to common shareholders of The Bank of New York Mellon Corporation (a) (in dollars)	Quarter ended			Year ended
	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010

Basic:
Net income from continuing operations	$0.42	$0.53	$0.55	$2.03	$2.11
Net loss from discontinued operations	-	-	(0.01)	-	(0.05)

Net income applicable to common stock	$0.42	$0.53	$0.55 (b)	$2.03	$2.06

Diluted:
Net income from continuing operations	$0.42	$0.53	$0.55	$2.03	$2.11
Net loss from discontinued operations	-	-	(0.01)	-	(0.05)

Net income applicable to common stock	$0.42	$0.53	$0.54	$2.03	$2.05 (b)

(a)	Basic and diluted earnings per share under the two-class method are determined on the net income reported on the income statement less earnings allocated to participating securities, and the excess of redeemable value over the fair value of noncontrolling interests.
(b)	Does not foot due to rounding.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010

Assets
Cash and due from:
Banks	$4,175	$6,691	$3,675
Interest-bearing deposits with the Federal Reserve and other central banks	90,243	68,290	18,549
Interest-bearing deposits with banks	36,321	52,465	50,200
Federal funds sold and securities purchased under resale agreements	4,510	4,642	5,169
Securities:
Held-to-maturity (fair value of $3,540, $4,037 and $3,657)	3,521	4,013	3,655
Available-for-sale	78,467	72,572	62,652

Total securities	81,988	76,585	66,307
Trading assets	7,861	9,625	6,276
Loans	43,979	45,312	37,808
Allowance for loan losses	(394)	(392)	(498)

Net loans	43,585	44,920	37,310
Premises and equipment	1,681	1,705	1,693
Accrued interest receivable	660	645	508
Goodwill	17,904	18,045	18,042
Intangible assets	5,152	5,380	5,696
Other assets	19,839	21,131	18,790
Assets of discontinued operations	-	-	278

Subtotal assets of operations	313,919	310,124	232,493
Assets of consolidated investment management funds, at fair value:
Trading assets	10,751	11,419	14,121
Other assets	596	644	645

Subtotal assets of consolidated investment management funds, at fair value	11,347	12,063	14,766

Total assets	$325,266	$322,187	$247,259

Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$95,335	$81,821	$38,703
Interest-bearing deposits in U.S. offices	41,231	41,882	37,937
Interest-bearing deposits in Non-U.S. offices	82,528	87,187	68,699

Total deposits	219,094	210,890	145,339
Federal funds purchased and securities sold under repurchase agreements	6,267	6,768	5,602
Trading liabilities	8,071	7,960	6,911
Payables to customers and broker-dealers	12,671	13,097	9,962
Commercial paper	10	44	10
Other borrowed funds	2,174	4,561	2,858
Accrued taxes and other expenses	6,235	6,324	6,164
Other liabilities (includes allowance for lending related commitments of $103, $106 and $73)	6,525	7,964	7,176
Long-term debt	19,933	19,399	16,517

Subtotal liabilities of operations	280,980	277,007	200,539
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	10,053	10,626	13,561
Other liabilities	32	25	2

Subtotal liabilities of consolidated investment management funds, at fair value	10,085	10,651	13,563

Total liabilities	291,065	287,658	214,102
Temporary equity
Redeemable noncontrolling interest	114	124	92
Permanent equity
Common stock – par value $0.01 per common share; authorized 3,500,000,000 common shares; Issued 1,249,061,305, 1,248,378,937 and 1,244,608,989 common shares	12	12	12
Additional paid-in capital	23,185	23,117	22,885
Retained earnings	12,812	12,464	10,898
Accumulated other comprehensive loss, net of tax	(1,627)	(1,004)	(1,355)
Less: Treasury stock of 39,386,698, 35,746,824 and 3,078,794 common shares, at cost	(965)	(894)	(86)

Total The Bank of New York Mellon Corporation shareholders’ equity	33,417	33,695	32,354
Non-redeemable noncontrolling interests	-	-	12
Non-redeemable noncontrolling interests of consolidated investment management funds	670	710	699

Total permanent equity	34,087	34,405	33,065

Total liabilities, temporary equity and permanent equity	$325,266	$322,187	$247,259

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this press release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Tier 1 common equity to risk-weighted assets excludes trust preferred securities, which will be phased out as Tier 1 regulatory capital beginning in 2013. Unlike the Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses); and expense measures which exclude special litigation reserves taken in the first quarter of 2010, restructuring charges, M&I expenses and amortization of intangible assets expenses. Operating margin measures, which exclude some or all of these items, are also presented. Operating margin measures also exclude noncontrolling interests related to consolidated investment management funds. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains (losses), BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio.

The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated investment management funds, net of noncontrolling interest related to the consolidation of certain investment management funds, permits investors to view revenue on a basis consistent with how management views the business. Restructuring charges relate to our operational efficiency initiatives and migrating positions to global growth centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	4Q11	3Q11	4Q10	2011	2010

Income from continuing operations before income taxes – GAAP	$689	$945	$970	$3,617	$3,694
Less: Net securities gains (losses)	(3)	(2)	1	48	27
Noncontrolling interests of consolidated investment management funds	(28)	13	14	50	59
Add: Amortization of intangible assets	106	106	115	428	421
Restructuring charges	107	(5)	21	89	28
M&I expenses	32	17	43	91	139
Special litigation reserves	N/A	N/A	N/A	N/A	164

Income from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges, M&I expenses and special litigation reserves – Non-GAAP	$965	$1,052	$1,134	$4,127	$4,360

Fee and other revenue – GAAP	$2,765	$2,887	$2,972	$11,546	$10,724
Income of consolidated investment management funds – GAAP	(5)	32	59	200	226
Net interest revenue – GAAP	780	775	720	2,984	2,925

Total revenue – GAAP	3,540	3,694	3,751	14,730	13,875
Less: Net securities gains (losses)	(3)	(2)	1	48	27
Noncontrolling interests of consolidated investment management funds	(28)	13	14	50	59

Total revenue excluding net securities gains (losses) and noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,571	$3,683	$3,736	$14,632	$13,789

Pre-tax operating margin (a)	19%	26%	26%	25%	27%
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges, M&I expenses and special litigation reserves – Non-GAAP (a)	27%	29%	30%	28%	32%

(a)	Income before taxes divided by total revenue.

N/A – Not applicable.

Return on common equity and tangible common equity
(dollars in millions)	4Q11	3Q11	4Q10 (a)	2011	2010 (a)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$505	$651	$679	$2,516	$2,518
Less: Net loss from discontinued operations	-	-	(11)	-	(66)

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	505	651	690	2,516	2,584
Add: Amortization of intangible assets, net of tax	66	67	72	269	264

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	571	718	762	2,785	2,848
Less: Net securities gains (losses)	N/A	N/A	N/A	3	17
Add: Special litigation reserves	N/A	N/A	N/A	N/A	98
Restructuring charges	67	(3)	15	54	19
M&I expenses	21	11	29	59	91

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, net securities gains (losses), special litigation reserves, restructuring charges and M&I expenses – Non-GAAP	$659	$726	$806	$2,895	$3,039

Average common shareholders’ equity	$33,761	$34,008	$32,379	$33,519	$31,100
Less: Average goodwill	18,044	18,156	18,073	18,129	17,029
Average intangible assets	5,333	5,453	5,761	5,498	5,664
Add: Deferred tax liability – tax deductible goodwill	967	915	816	967	816
Deferred tax liability – non-tax deductible intangible assets	1,459	1,604	1,625	1,459	1,625

Average tangible common shareholders’ equity – Non-GAAP	$12,810	$12,918	$10,986	$12,318	$10,848

Return on common equity – GAAP (b)	5.9%	7.6%	8.5%	7.5%	8.3%
Return on common equity excluding amortization of intangible assets, net securities gains (losses), special litigation reserves, restructuring charges and M&I expenses – Non-GAAP (b)	7.7%	8.5%	9.9%	8.6%	9.8%

Return on tangible common equity – Non-GAAP (b)	17.7%	22.1%	27.5%	22.6%	26.3%
Return on tangible common equity excluding net securities gains (losses), special litigation reserves, restructuring charges and M&I expenses – Non-GAAP (b)	20.4%	22.3%	29.1%	23.5%	28.0%

(a)	Presented on a continuing operations basis.
(b)	Annualized.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Dec. 31, 2011	Sept. 30, 2011	Dec. 31, 2010

Common shareholders’ equity at period end – GAAP	$33,417	$33,695	$32,354
Less: Goodwill	17,904	18,045	18,042
Intangible assets	5,152	5,380	5,696
Add: Deferred tax liability – tax deductible goodwill	967	915	816
Deferred tax liability – non-tax deductible intangible assets	1,459	1,604	1,625

Tangible common shareholders’ equity at period end – Non-GAAP	$12,787	$12,789	$11,057

Total assets at period end – GAAP	$325,266	$322,187	$247,259
Less: Assets of consolidated investment management funds	11,347	12,063	14,766

Subtotal assets of operations – Non-GAAP	313,919	310,124	232,493
Less: Goodwill	17,904	18,045	18,042
Intangible assets	5,152	5,380	5,696
Cash on deposit with the Federal Reserve and other central banks (a)	90,230	68,293	18,566

Tangible assets of operations at period end – Non-GAAP	$200,633	$218,406	$190,189

Common shareholders’ equity to total assets – GAAP	10.3%	10.5%	13.1%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	6.4%	5.9%	5.8%

Period end common shares outstanding (in thousands)	1,209,675	1,212,632	1,241,530

Book value per common share	$27.62	$27.79	$26.06
Tangible book value per common share – Non-GAAP	$10.57	$10.55	$8.91

(a)	Assigned a zero percent risk-weighting by the regulators.

Basel I Tier 1 common equity generation
(dollars in millions)	4Q11	3Q11	2Q11	1Q11	4Q10

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$505	$651	$735	$625	$679
Add: Amortization of intangible assets, net of tax	66	67	68	68	72

Gross Basel I Tier 1 common equity generated	571	718	803	693	751

Less capital deployed:
Dividends	159	160	162	111	112
Common stock repurchases	69	462	272	32	-

Total capital deployed	228	622	434	143	112
Add: Other	129	(59)	138	245	(64)

Net Basel I Tier 1 common equity generated	$472	$37	$507	$795	$575

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Dec. 31, 2011 (b)	Sept. 30, 2011	Dec. 31, 2010

Total Tier 1 capital – Basel I	$15,389	$14,920	$13,597
Less: Trust preferred securities	1,657	1,660	1,676

Total Tier 1 common equity	$13,732	$13,260	$11,921

Total risk-weighted assets – Basel I	$102,363	$106,256	$101,407

Basel I Tier 1 common equity to risk-weighted assets ratio	13.4%	12.5%	11.8%

(a)	The period ended Dec. 31, 2010 includes discontinued operations.
(b)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio on a fully phased-in basis.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a) (dollars in millions)	Dec. 31, 2011 (b)	Sept. 30, 2011

Total Tier 1 capital – Basel I	$15,389	$14,920
Less: Trust preferred securities	1,657	1,660
Adjustments related to AFS securities and pension liabilities included in AOCI (c)	944	470
Adjustments related to equity method investments (c)	555	590
Net pensions fund assets (c)	90	493
Other	(1)	26

Total estimated Basel III Tier 1 common equity	$12,144	$11,681

Total risk-weighted assets – Basel I	$102,363	$106,256
Add: Adjustments (d)	69,707	74,224

Total estimated Basel III risk-weighted assets	$172,070	$180,480

Estimated Basel III Tier 1 common equity ratio (Non-GAAP)	7.1%	6.5%

(a)	Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the near future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(b)	Preliminary.
(c)	Basel III does not add back to capital the adjustment to other comprehensive income that Basel I and Basel II make for pension liabilities and available-for-sale securities. Also, under Basel III, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between Basel I and Basel III include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes, while under Basel III includes borrower credit ratings and internal risk models; the treatment of securitizations that fall below investment grade receive a significantly higher risk weighting under Basel III than Basel I; also, Basel III includes additional adjustments for operational risk, market risk, counter party credit risk and equity exposures.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	4Q11	3Q11	4Q10	2011	2010

Income (loss) from consolidated investment management funds	$(5)	$32	$59	$200	$226
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	(28)	13	14	50	59

Income from consolidated investment management funds, net of noncontrolling interests	$23	$19	$45	$150	$167

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2010, our Form 10-Q for the quarter ended Sept. 30, 2011 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Jan. 18, 2012 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.